Filed Pursuant to Rule 424(b)(5)

Registration No. 333-251778

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 7, 2021)

6,015,000 Shares

Common Stock

We are offering 6,015,000 shares of our common stock, par value $0.0001 per share, as described in this prospectus supplement and the accompanying prospectus. Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “FLL”. On March 23, 2021, the last reported sale price for our common stock on Nasdaq was $7.05 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” on page S-9 of this prospectus supplement, on page 3 of the accompanying prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$6.650	$39,999,750
Underwriting discounts and commissions (1)	$0.399	$2,399,985
Proceeds, before expenses, to us	$6.251	$37,599,765

(1)	In addition to the underwriting discount, we have agreed to reimburse the underwriters for certain expenses. See “Underwriting” for additional information regarding total underwriting compensation.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 902,250 shares of our common stock on the same terms and conditions as set forth above. See “Underwriting” for more information.

The underwriters expect to deliver the shares of our common stock against payment on or about March 29, 2021, subject to customary closing conditions.

Sole Book-Running Manager

Craig-Hallum

Co-Managers

Macquarie CapitalRoth Capital PartnersUnion Gaming

The date of this prospectus supplement is March 25, 2021

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of shares of our common stock. Before buying any shares of our common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

Unless the context otherwise requires, “Full House Resorts,” the “Company,” “we,” “us,” “our” and similar terms refer to Full House Resorts, Inc., a company incorporated under the laws of Delaware, together with its subsidiaries.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of shares of our common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus, which gives more general information some of which might not apply to this offering. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference herein, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to an aggregate dollar amount of $125.0 million, of which this offering is a part.

We are responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering and we take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein or therein, is accurate only as of the date of such prospectus supplement, accompanying prospectus or any free writing prospectus, as the case might be or in the case of the documents incorporated by reference herein or therein, the date of such documents, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Statements with respect to expected revenue, income, receivables, backlog, client attrition, acquisitions and other growth opportunities, sources of funding operations and acquisitions, the integration of our solutions, the performance of our channel partner relationships, the sufficiency of available liquidity, research and development, and other statements of our plans, beliefs or expectations are forward-looking statements. These and other statements using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions also are forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. The forward-looking statements we make are not guarantees of future performance, and we have based these statements on our assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or historical earnings levels.

Among the factors that could cause actual future results to differ materially from our expectations are the risks and uncertainties described under “Risk Factors” in this prospectus supplement and the accompanying prospectus and those included in the documents that we incorporate by reference herein and therein including our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as any amendments thereto and in our other filings with the SEC, and include among others, the following:

Risks Related to our Business and Operation

●	The outbreak of the novel coronavirus, or COVID-19, which has significantly impacted the global economy, including the gaming industry.
●	A prolonged closure of our casinos would negatively impact our ability to service our debt.
●	Significant competition from other gaming and entertainment operations.
●	Revenue declines if discretionary consumer spending drops due to an economic downturn.
●	The inability of our contracted sports betting parties, through the use of our permitted website “skins,” to compete effectively, their inability and/or unwillingness to sustain sports betting operations should they experience an extended period of unprofitability, and our inability to replace existing partners or vendors on similar terms as our existing revenue guarantees.
●	Marine transportation is inherently risky, and insurance may be insufficient to cover losses that may occur to our assets or result from our ferry boat operations.
●	We derive our revenues and operating income from our casino resort properties located in Mississippi, Colorado, Indiana and Nevada, and are especially subject to certain risks, including economic and competitive risks, associated with the conditions in those areas and in the states from which we draw patrons.
●	If the lessor of Grand Lodge Casino exercises its buyout rights or if we default on this or on certain other leases, the applicable lessors could terminate the affected leases and we could lose possession of the affected casino.
●	Adverse weather conditions, road construction, gasoline shortages and other factors affecting our facilities and the areas in which we operate could make it more difficult for potential customers to travel to our properties and deter customers from visiting our properties.
●	The occurrence of natural disasters, such as hurricanes, pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases such as the coronavirus pandemic, or other catastrophic events, including war, terrorism and gun violence.

●	Several of our properties, including Silver Slipper, Bronco Billy’s and Rising Star, are accessed by our customers via routes that have few alternatives.
●	We may incur property and other losses that are not adequately covered by insurance.
●	We depend on our key personnel.
●	Higher wage and benefit costs, including a potential increase in the federal minimum wage.
●	Rising operating costs at our gaming properties.
●	We face the risk of fraud and cheating.
●	Win rates for our gaming operations depend on a variety of factors, some beyond our control.
●	The concentration and evolution of the slot machine manufacturing industry could impose additional costs on us.
●	Our business may be adversely affected by legislation prohibiting tobacco smoking.
●	We are subject to risks related to corporate social responsibility and reputation.

Risks Related to Development and Growth Opportunities

●	We are often involved in one or more construction and development projects, including the new Cripple Creek casino hotel, and many factors could prevent us from completing them as planned.
●	The construction costs for the new Cripple Creek casino hotel may exceed budgeted amounts plus contingencies, which may result in insufficient funds to complete the project.
●	There is no assurance that new Cripple Creek casino hotel will not be subject to additional regulatory restrictions, delays, or challenges.
●	There is no assurance that the new Cripple Creek casino hotel will be successful.
●	Failure to comply with the terms of our disbursement agreement could limit our access to funds.
●	We face a number of challenges prior to opening new or upgraded facilities.
●	We may face disruption and other difficulties in integrating and managing facilities we have recently developed or acquired, or may develop or acquire in the future.
●	The construction of the new Cripple Creek casino hotel may inconvenience customers and disrupt business activity at the adjoining Bronco Billy’s casino.
●	Additional growth projects or potential enhancements at our properties may require us to raise additional capital.
●	The casino, hotel and resort industry is capital intensive and we may not be able to finance expansion and renovation projects, which could put us at a competitive disadvantage.
●	Our ability to receive regulatory approvals required to complete certain acquisitions, mergers, joint ventures, and other developments, as well as other potential delays in completing certain transactions.
●	Failure to obtain necessary government approvals in a timely manner, or at all.
●	Insufficient or lower-than-expected results generated from our new developments and acquired properties.

Risks Related to our Indebtedness

●	Our significant indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations.
●	Restrictive covenants and limitations in our debt facilities that could significantly affect our ability to borrow additional funds and/or operate our business and could lead to events of default if we do not comply with the covenants.
●	Our inability to generate sufficient cash flow to service our indebtedness and fund our operating expenses, working capital needs and capital expenditures.
●	We depend on our subsidiaries for certain dividends, distributions and repayment of our indebtedness.
●	Our ability to obtain additional financing on commercially reasonable terms may be limited.
●	The obligations under the 2028 Notes are collateralized by a security interest in substantially all of our assets, so if we default on those obligations, the holders of the 2028 Notes could foreclose on our assets.
●	Our loans under the CARES Act may be subject to regulatory review.

●	We and our subsidiaries may still be able to incur substantially more debt.

Risks Related to our Legal and Regulatory Environment

●	We face extensive regulation from gaming and other regulatory authorities and the cost of compliance or failure to comply with such regulations may adversely affect our business and results of operations.
●	Changes in legislation and regulation of our business.
●	Stockholders may be required to dispose of their shares of our common stock if they are found unsuitable by gaming authorities.
●	We are subject to environmental laws and potential exposure to environmental liabilities.
●	We are subject to litigation which, if adversely determined, could cause us to incur substantial losses.
●	Our ferry boat service is highly regulated, which can adversely affect our operations.

Risks Related to Technology

●	Our gaming operations rely heavily on technology services and an uninterrupted supply of electrical power, and if we experience damage or service interruptions, we may have to cease some or all of our operations.
●	Our information technology and other systems are subject to cyber-security risk, misappropriation of customer information and other breaches of information security.

Most of these factors are beyond our ability to predict or control. Any of these factors, or a combination of these factors, could materially affect our future financial condition or results of operations and the ultimate accuracy of our forward-looking statements. There also are other factors that we may not describe (generally because we currently do not perceive them to be material) that could cause actual results to differ materially from our expectations.

Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus supplement or the filing of documents incorporated by reference herein that include forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and the financial and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

Overview

Formed as a Delaware corporation in 1987, Full House Resorts owns, leases, operates, develops, manages, and/or invests in casinos and related hospitality and entertainment facilities.

We manage our casinos based on geographic regions within the United States. Accordingly, Stockman’s Casino and Grand Lodge Casino comprise our Northern Nevada business segment, while Silver Slipper Casino and Hotel, Bronco Billy’s Casino and Hotel, and Rising Star Casino Resort are currently distinct segments. Results related to our sports wagering agreements in Colorado are included in the Bronco Billy’s Casino and Hotel segment, and results related to our sports wagering agreements in Indiana are included in the Rising Star Casino Resort segment. Our corporate headquarters is in Las Vegas, Nevada.

Our mission is to maximize stockholder value. We seek to increase revenues by providing our customers with their favorite games and amenities, high-quality customer service, and appropriate customer loyalty programs. Our customers include nearby residents who represent a high potential for repeat visits, along with drive-in tourist patrons. We continuously focus on improving the operating margins of our existing properties through a combination of revenue growth and expense management efforts. The casino resort industry is capital-intensive, and we rely on the ability of our properties to generate operating cash flow to pay interest, repay debt, and fund maintenance and certain growth-related capital expenditures. We also continually assess the potential impact of growth and development opportunities, including capital investments at our existing properties, the development of new properties, and the acquisition of existing properties.

Our casino properties generally operate 24 hours each day, 365 days per year. We also operate the hotel, food and beverage, and other on-site operations at Silver Slipper Casino and Hotel, or Silver Slipper, Bronco Billy’s Casino and Hotel, or Bronco Billy’s, Rising Star Casino Resort, or Rising Star, and Stockman’s Casino, or Stockman’s, as well as a golf course, recreational vehicle, or RV park and ferry service at Rising Star and an RV park at Silver Slipper. At Grand Lodge Casino, or Grand Lodge, the adjoining hotel and the food and beverage outlets are managed by Hyatt Regency Lake Tahoe Resort, Spa and Casino, or Hyatt Lake Tahoe.

Recent Developments

COVID-19 Pandemic. In March 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic. Although COVID-19 continues to spread throughout the U.S. and the world, the number of newly-reported cases has declined from levels seen in late 2020 and early 2021. Additionally, vaccines designed to inhibit the severity and the spread of COVID-19 are now being distributed throughout the world. At the start of the pandemic and continuing through today, COVID-19 has resulted in the implementation of significant, government-imposed measures to prevent or reduce its spread, including travel restrictions, business restrictions, closing of borders, “shelter-in-place” orders and business closures. In March 2020, pursuant to state government orders to prevent the spread of COVID-19, we temporarily closed all of our casino properties. As a result, we experienced a material decline in our revenues until our properties began reopening when permitted by local authorities. We reopened Silver Slipper on May 21, 2020, Grand Lodge and Stockman’s on June 4, 2020, and Bronco Billy’s and Rising Star on June 15, 2020. During the shutdown period, we evaluated labor, marketing and other costs at our businesses so that, upon reopening, our properties could reopen with significantly lower operating costs. As a result, our operating performance since reopening in mid-2020 has been stronger than pre-pandemic levels, despite capacity restrictions throughout our casinos and in our restaurants. The extent to which our financial and operating results in future periods may be affected by COVID-19 will largely depend on future developments, which are highly uncertain and cannot be accurately predicted. Significant uncertainties include the ability to operate; new information which may emerge concerning new strains of COVID-19 and their severity; any additional actions imposed by governmental authorities to contain COVID-19 or minimize its impact; increased operating costs in light of social distancing requirements as a result of COVID-19; and general economic conditions, among others.

As of December 31, 2020, we believe we had a strong balance sheet and sufficient liquidity in place, including total cash and cash equivalents of $38.0 million. In February 2021, we issued the 2028 Notes (as further described below), which further increased our cash balances. As of February 28, 2021, we had total cash and cash equivalents of approximately $232.0 million, which includes $180.0 million of restricted cash reserved to fund the Cripple Creek Project.

Debt Refinancing. On February 12, 2021, we issued $310.0 million of new senior secured notes due 2028, or the 2028 Notes. The proceeds for the 2028 Notes were used to redeem all $106.8 million of our senior secured notes due 2024, or the Prior Notes, and to repurchase all outstanding warrants totaling approximately 1.0 million shares. Additionally, $180.0 million of bond proceeds were placed in a construction reserve account to fund the Cripple Creek Project, including designing, developing, constructing, equipping and opening the project. Proceeds from the 2028 Notes were also used to pay the transaction fees and expenses related to the offering thereof, leaving approximately $8 million added to our unrestricted cash balances.

Sports Wagering in Indiana and Colorado. In late 2020, an affiliate of Wynn Resorts launched its mobile sports offering in Colorado through the use of one of our permitted sports wagering “skins.” As of today, two of our three permitted skins are live in Colorado and one of our three permitted skins is live in Indiana. We expect our three remaining skins to go live in the next few months. We receive a percentage of defined revenues of each skin, subject to annual minimums. When all six skins are in operation, we should receive at least $7.0 million per year of sports gaming revenues. Since we incur minimal expense related to these operations, almost all of such revenues should result in income.

Cripple Creek Project. In 2018, we began planning and design work on our Cripple Creek Project, a new and distinct luxury hotel and casino located adjacent to our existing Bronco Billy’s. Reflecting changes made to the state’s gaming laws in November 2020, including the elimination of betting limits and the approval of new table games, we increased the size of our planned Cripple Creek expansion by 67% to approximately 300 luxury guest rooms and suites, from our previously planned 180 guest rooms. Such plans were approved by the Cripple Creek Historic Preservation Commission and Cripple Creek City Council in January and February 2021. The expected investment to complete the Cripple Creek expansion is $180.0 million, which we funded in February 2021 through the issuance of the 2028 Notes. With the funding complete, we started construction of the expanded luxury casino and hotel in late February 2021. We had previously intended to build the smaller project in two stages. In light of the regulatory changes and our ability to fund the entire expanded project, we now intend to build the Cripple Creek Project all at once, with completion expected in the fourth quarter of 2022. In March 2021, we announced the name of our Cripple Creek Project: Chamonix Casino Hotel.

Waukegan Proposal. On October 29, 2019, we submitted an Owners Gaming License Application to the Illinois Gaming Board, or the IGB, to develop and operate American Place, a casino and entertainment destination in Waukegan, Illinois. We continue to be one of three bidders for the Waukegan gaming license, which addresses an area midway between Chicago and Milwaukee with high population density and no existing casino. If awarded the license by the IGB, we intend to develop and operate a temporary casino on that site while American Place is being constructed. American Place would include a world-class casino with a state-of-the-art sportsbook; a premium boutique hotel comprised of twenty luxurious villas, each ranging from 1,500 to 2,500 square feet with full butler service; a 1,500-seat live entertainment venue; and various food and beverage outlets. American Place was one of three proposals certified by the Waukegan City Council in late 2019. At that time, the city’s consultant ranked American Place the top proposal amongst the various submissions on numerous different criteria.

On October 2020, we signed a commitment letter with a multi-billion-dollar investment management firm that has experience with casino construction projects. The commitment letter anticipates fully funding the project with non-recourse development capital. Under the terms of the commitment letter, we would be required to invest $25.0 million into the project as equity, will own no less than 60% of the project, and will receive management fees for operating the casino and related amenities. The commitment letter is conditioned upon us being awarded the Waukegan casino license by the

IGB and the investment firm’s further due diligence review, among other items. No assurance can be given that we will be awarded the license by the IGB or that we will meet the other conditions under the commitment letter.

According to the IGB, the process for it to choose the preferred developer has been slowed by the COVID-19 pandemic. In December 2020, the IGB issued a request for proposals, or RFP, for an investment bank or similar consultant to advise the IGB in assessing the various proposals. In January 2021, the IGB indicated that it received no responses to its RFP and was considering next steps, including the possible issuance of a revised RFP. The IGB administrator has indicated that he believes the IGB can make a preliminary suitability determination within six months of hiring an appropriate financial consultant.

Potential Future Expansion of Silver Slipper Casino and Hotel. Full House Resorts has recently finalized terms with the State of Mississippi for an option to lease, for a 30-year period, certain tidelands under the Gulf of Mexico adjacent to the Company’s Silver Slipper Casino and Hotel. The agreement, which is expected to be signed within the next few weeks, will allow the Company to potentially build a future expansion of the Silver Slipper. This expansion, preliminarily estimated to be a $75 million investment, would include a new hotel tower with more than 150 waterfront guest rooms (more than doubling the property’s current guest room count); the property’s first dedicated meeting space; a spa; and a new fine-dining restaurant, all on a pier connected to the existing casino hotel. Any such Silver Slipper expansion project will be subject to customary approvals from the Army Corps of Engineers, gaming industry regulators and other agencies. As such, the timing and construction of a potential expansion is still uncertain.

Proposed Credit Facility. We are in the process of negotiating a revolving credit agreement, under which Full House Resorts would be extended credit consisting of a revolving credit facility in an aggregate principal amount not to exceed $15.0 million at any time outstanding, which would include a subfacility for the issuance of letters of credit in an aggregate amount not to exceed $5.0 million. We currently expect to close on the credit agreement before the end of March 2021.

Corporate Information and History

Formed as a Delaware corporation in 1987, Full House Resorts owns, leases, operates, develops, manages, and/or invests in casinos and related hospitality and entertainment facilities. Our principal executive offices are located at One Summerlin, 1980 Festival Plaza Drive, Suite 680, Las Vegas, Nevada, and our telephone number is (702) 221-7800. Our website address www.fullhouseresorts.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

The Offering

The following summary contains the principal terms of this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the common stock, see “Description of Common Stock” in the accompanying prospectus.

Common stock offered by us	6,015,000 shares.

Option to purchase additional shares

We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to 902,250 additional shares of common stock on the same terms and conditions as set forth herein, solely to cover over-allotments, if any.

Common stock to be outstanding immediately after this offering	33,139,292 shares (or 34,041,542 shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $37.2 million, or approximately $42.9 million if the underwriters exercise their option to purchase additional shares in full, in each case, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for development, working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors

An investment in our common stock involves a high degree of risk. See the information contained under “Risk Factors” on page S-9 of this prospectus supplement, on page 3 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference herein and therein for a description of factors you should consider before purchasing shares of our common stock.

Nasdaq symbol	Our common stock is listed on Nasdaq under the symbol “FLL”.

The number of shares of common stock expected to be outstanding after this offering and, unless otherwise indicated, the information in this prospectus supplement is based on 27,124,292 shares of our common stock outstanding as of December 31, 2020, and excludes as of such date:

●	3,183,708 shares issuable upon the exercise of options outstanding as of December 31, 2020, at a weighted average exercise price of $1.71 per share; and
●	102,002 shares reserved for future issuance under our 2015 Equity Incentive Plan, or Incentive Plan, as of December 31, 2020.

Except as otherwise indicated, we have presented the information in this prospectus supplement assuming:

●	no exercise by the underwriters of their option to purchase additional shares in this offering; and
●	no exercise of the outstanding options described above since December 31, 2020.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Our business, prospects, financial condition or operating results could be materially adversely affected by the risks identified below, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and those contained in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Risks Related to this Offering and Our Common Stock

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from this offering for development, working capital and general corporate purposes, which could include construction of a new hotel tower and meeting space at the Silver Slipper. We have no specific plans or timing as of the date hereof for the new tower. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $6.65 per share, and our net tangible book value as of December 31, 2020, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $4.79 per share with respect to the net tangible book value of the common stock purchased in this offering. You will also experience additional dilution upon the exercise of options, including those options currently outstanding and those granted in the future, and the issuance of restricted stock or other equity awards under our stock incentive plans. See “Dilution” for a more detailed discussion of the dilution you will incur in connection with this offering.

The market price of our common stock is likely to be highly volatile as the stock market in general can be highly volatile.

The public trading of our common stock is based on many factors that could cause fluctuation in the price of our common stock. These factors may include, but are not limited to:

●	General economic and market conditions;
●	Actual or anticipated variations in annual or quarterly operating results;
●	Lack of or negative research coverage by securities analysts;
●	Conditions or trends in the casino, hotel and resort industry;
●	Changes in the market valuations of other companies in our industry;
●	Announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;
●	Announced or anticipated capital commitments;
●	Ability to maintain listing of our common stock on Nasdaq;
●	Additions or departures of key personnel; and
●	Sales and repurchases of our common stock by us, our officers and directors or our significant stockholders, if any.

Most of these factors are beyond our control. Further, as a result of our relatively small public float, our common stock may be less liquid, and the trading price for our common stock may be more affected by relatively small volumes of trading than is the case for the common stock of companies with a broader public ownership. These factors may cause the market price of our common stock to decline, regardless of our operating performance or financial condition.

If equity research analysts do not publish research reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock may rely in part on the research and reports that equity research analysts publish about our business and us. We do not control the opinions of these analysts. The price of our common stock could decline if one or more equity analysts downgrade our common stock or if those analysts issue other unfavorable commentary or cease publishing reports about our business or us. Furthermore, if no equity research analysts conduct research or publish reports about our business and us, the market price of our common stock could decline.

All of our debt obligations and any preferred stock that we may issue in the future will have priority over our common stock with respect to payment in the event of a bankruptcy, liquidation, dissolution or winding up.

In any bankruptcy, liquidation, dissolution or winding up of the Company, our shares of common stock would rank in right of payment or distribution below all debt claims against us and all of our outstanding shares of preferred stock, if any. As a result, holders of our shares of common stock will not be entitled to receive any payment or other distribution of assets in the event of a bankruptcy or upon a liquidation or dissolution until all of our obligations to our debt holders and holders of preferred stock have been satisfied. Accordingly, holders of our common stock may lose their entire investment in the event of a bankruptcy, liquidation, dissolution or winding up of the Company. Similarly, holders of our preferred stock would rank junior to our debt holders and creditors in the event of a bankruptcy, liquidation, dissolution or winding up of the Company.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing in public or private offerings additional shares of common stock or preferred stock, and other securities that are convertible into or exchangeable for, or that represent a right to receive, common stock or preferred stock or any substantially similar securities. Such offerings represent the potential for a significant increase in the number of outstanding shares of our common stock. The market price of our common stock could decline as a result of sales of common stock, preferred stock or similar securities in the market made after an offering or the perception that such sales could occur. We have an effective “shelf” registration statement with the SEC that will have up to an aggregate of $79.0 million of securities available for issuance following the closing of this offering.

Additionally, we may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock, or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not currently pay or intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend solely on appreciation in the price of our common stock.

We do not currently pay cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. The trading price of our common stock could decline, and you could lose all or part of your investment.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation, or Charter, and our amended and restated bylaws, or Bylaws, may delay or prevent an acquisition of us or a change in our management. Among other things, our Charter and Bylaws:

●	Provide that our Board of Directors shall have the power to adopt, amend, or repeal the Bylaws and Certificate of Incorporation without stockholder approval;
●	provide that the authorized number of directors may be changed only by our Board of Directors;
●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and
●	require advance notice for nominations for election to our Board of Directors or for proposing matters that can be acted upon at stockholder meetings.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us. Although we believe these provisions collectively provide for an opportunity to obtain greater value for stockholders by requiring potential acquirers to negotiate with our Board of Directors, they would apply even if an offer rejected by our Board of Directors were considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors, which is responsible for appointing the members of our management.

If we are unable to maintain compliance with Nasdaq listing requirements, our stock could be delisted, and the trading price, volume and marketability of our stock could be adversely affected.

Our common stock is listed on Nasdaq. We cannot assure you that we will be able to maintain compliance with Nasdaq’s current listing standards, or that Nasdaq will not implement additional listing standards with which we will be unable to comply. Failure to maintain compliance with Nasdaq listing requirements could result in the delisting of our shares from Nasdaq, which could have a material adverse effect on the trading price, volume and marketability of our common stock. Furthermore, a delisting could adversely affect our ability to issue additional securities and obtain additional financing in the future or result in a loss of confidence by investors or employees.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $37.2 million (or approximately $42.9 million if the underwriters’ option to purchase additional shares is exercised in full) from the sale of the shares of common stock offered by us in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The Company intends to use the net proceeds from the proposed offering, if completed, for development, working capital and general corporate purposes. Management believes that the improvement to the Company’s balance sheet with the net proceeds from this proposed offering will significantly strengthen its application for the proposed American Place casino in Waukegan, Illinois. The Illinois Gaming Board has received three applications for such license, each endorsed by the City of Waukegan. The use of proceeds could also include construction of a new hotel tower and other amenities at the Company’s Silver Slipper Casino and Hotel. Certain regulatory approvals and entitlements are still required to enable such construction and there is no certainty as to the timing or receipt of such approvals.

Although we currently anticipate that we will use the net proceeds from this offering as described above, there may be circumstances where a reallocation of funds is necessary. Due to the uncertainties inherent in our operations and industry, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for the above purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. Accordingly, our management will have broad discretion in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities that our investment policies permit us to invest in from time to time.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2020:

●	on an actual basis; and
●	on an as adjusted basis, giving effect to the sale of 6,015,000 shares of common stock by us in this offering at the public offering price of $6.65 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the following table together with the section titled “Use of Proceeds,” our consolidated financial statements and other financial data incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

	December 31, 2020
		As Adjusted
(in thousands, except share data)	Actual	(unaudited)
Cash and cash equivalents (1)	$37,698	$74,948

Long-term debt, including current portion:
Senior Secured Notes due 2024 (1)	$106,825	$106,825
Unsecured Loans (CARES Act)	5,606	5,606
Less: Unamortized discounts and debt issuance costs (1)	(5,173)	(5,173)
Total long-term debt	107,258	107,258
Finance lease obligations, including current portion	3,789	3,789
Total long-term-debt, including finance lease obligations	111,047	111,047

Stockholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized; 28,385,299 shares issued and 27,124,292 shares outstanding, actual; 34,400,299 shares issued and 33,139,292 shares outstanding, as adjusted	3	3
Additional paid-in capital	64,826	102,075
Treasury stock, 1,261,007 common shares	(1,538)	(1,538)
Accumulated deficit	(6,614)	(6,614)
Total stockholders’ equity (1)	56,677	93,926
Total capitalization	$167,724	$204,973

(1)	Does not reflect the Company’s issuance of $310.0 million of the 2028 Notes in February 2021. The proceeds from such debt issuance were used to fully redeem the Prior Notes, redeem all of the Company’s then-outstanding warrants, fund a construction reserve account with $180.0 million dedicated to the construction of the Chamonix Casino Hotel, and provide approximately $8 million of additional cash for working capital and general corporate purposes.

The table above is based on 27,124,292 shares of our common stock outstanding as of December 31, 2020, and excludes as of that date:

●	3,183,708 shares issuable upon the exercise of options outstanding as of December 31, 2020, at a weighted average exercise price of $1.71 per share; and
●	102,002 shares reserved for future issuance under our Incentive Plan, as of December 31, 2020.

In addition, the amounts in the table above assume no exercise by the underwriters of their option to purchase additional shares in this offering and no exercise of outstanding options described above since December 31, 2020.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of December 31, 2020 was approximately $24.4 million, or approximately $0.90 per share of common stock, based upon 27,124,292 shares outstanding as of December 31, 2020. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding.

After giving effect to the sale by us of 6,015,000 shares of common stock at the public offering price of $6.65 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of December 31, 2020 would have been approximately $61.7 million, or approximately $1.86 per share of common stock. This amount represents an immediate increase in net tangible book value of approximately $0.96 per share to existing stockholders and an immediate dilution of approximately $4.79 per share to purchasers in this offering. The following table illustrates the dilution calculation on a per share basis:

Public offering price per share		$6.65
Historical net tangible book value per share as of December 31, 2020	$0.90
Increase in net tangible book value per share attributable to new investors in this offering	$0.96
As adjusted net tangible book value per share after giving effect to this offering		$1.86
Dilution per share to new investors participating in this offering		$4.79

If the underwriters exercise their option in full to purchase an additional 902,250 shares of common stock in this offering at the public offering price, our as adjusted net tangible book value after the offering would be approximately $67.3 million, or $1.98 per share of common stock, as of December 31, 2020. This represents an increase in net tangible book value of $1.08 per share to existing stockholders and immediate dilution of $4.67 per share to investors purchasing our common stock in this offering at the public offering price.

The table above is based on 27,124,292 shares of common stock outstanding as of December 31, 2020, and excludes as of that date:

●	3,183,708 shares issuable upon the exercise of options outstanding as of December 31, 2020, at a weighted average exercise price of $1.71 per share; and
●	102,002 shares reserved for future issuance under our Incentive Plan, as of December 31, 2020.

To the extent that outstanding stock options, or other equity awards are exercised or become vested or any additional options, or other equity awards are granted and exercised or become vested or other issuances of shares of our common stock are made, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriters listed below. Craig-Hallum Capital Group LLC is acting as the sole book-running manager of this offering. The underwriters named below have agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite their respective names below. The underwriters are committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares
Craig-Hallum Capital Group LLC	4,060,125
Macquarie Capital (USA) Inc.	661,650
Roth Capital Partners, LLC	661,650
Union Gaming Securities, LLC	631,575
Total	6,015,000

The underwriters have advised us that they propose to offer the shares of common stock to the public at a price of $6.65 per share. The underwriters propose to offer the shares of common stock to certain dealers at the same price less a concession of not more than $0.2394 per share. After the offering, these figures may be changed by the underwriters.

The shares sold in this offering are expected to be ready for delivery on or about March 29, 2021, against payment in immediately available funds. The underwriters may reject all or part of any order.

We have granted to the underwriters an option to purchase up to an additional 902,250 shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

The table below summarizes the underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $125,000 of the fees and expenses of the underwriters, which may include the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Underwriting discount to be paid by us	$0.399	$2,399,985	$2,759,983

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $350,000. This includes $125,000 of the fees and expenses of the underwriters. These expenses are payable by us.

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

We and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of Craig-Hallum Capital Group LLC for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by Craig-Hallum Capital Group LLC.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in our common stock for its own account by selling more shares of common stock than we have sold to the underwriters. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock on Nasdaq. Passive market making consists of displaying bids on Nasdaq limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the number of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

Each underwriter and its affiliates is a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, each underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. Each underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The underwriters may allocate a limited number of shares for sale to their online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriters is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our common stock is listed on Nasdaq under the symbol “FLL”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Selling Restrictions

Canada.The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or
●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. Each underwriter has represented and agreed that:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and
●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Switzerland.  The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or the ASIC, in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock we are offering under this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov. Additionally, you may access our filings with the SEC through our website at www.fullhouseresorts.com. The information on our website is not incorporated herein by reference and you should not consider it to be a part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits thereto, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. The documents we are incorporating by reference herein are:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 12, 2021;
●	our Current Reports on Form 8-K filed with the SEC on January 7, 2021, February 2, 2021, February 4, 2021, February 11, 2021 and February 12, 2021 (other than any portion thereof furnished or deemed furnished); and
●	the description of our common stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A filed with the SEC under the Exchange Act on February 12, 2013, and any amendment or report filed for the purpose of updating such description

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities to which this prospectus supplement and accompanying prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus supplement and accompanying prospectus and to be a part hereof from the date of filing of those documents.

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus supplement and the accompanying prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Full House Resorts, Inc.

One Summerlin

1980 Festival Plaza Drive, Suite 680

Las Vegas, Nevada 89135

Telephone: (702) 221-7800

Attention: Investor Relations

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

FULL HOUSE RESORTS, INC.

$125,000,000

Common stock

Debt securities

Warrants

Rights

Purchase contracts

Units

_________________________

From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $125,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide the specific terms of such securities in a supplement to this prospectus, including the specific plan of distribution for such sale of securities. Prospectus supplements may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by an applicable prospectus supplement.

We may offer and sell the securities directly, through agents we select from time to time, or to or through underwriters or dealers we select, or through a combination of these methods. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol FLL.

Other than for our common stock, there currently is no market for the other securities we may offer.

Investing in our securities involves a high degree of risk. You should read the section entitled “Risk Factors” beginning on page 3 of this prospectus, the “Risk Factors” section in applicable prospectus supplement and the other information included in and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.

The date of this prospectus is January 7, 2021

____________________

Important Notice about the Information Presented in this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on their respective front cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making offers to sell, or soliciting offers to buy, the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may offer up to $125,000,000 in aggregate offering price of any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Reference in this prospectus to the terms “we,” “us,” “our,” “the Company,” “Full House” or other similar terms mean Full House Resorts, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

ABOUT FULL HOUSE RESORTS, INC.

Our primary business is the ownership and/or operation of casino and related hospitality and entertainment facilities, which includes offering gaming, hotel, dining, entertainment, retail and other amenities. We own, lease and/or operate five casino properties in four states, including Mississippi, Colorado, Indiana and Nevada. We view our Mississippi, Colorado and Indiana properties as distinct operating segments and both of our Nevada properties as one operating segment.

Our portfolio consists of the following:

	Acquisition
Property	Date	Location
Silver Slipper Casino and Hotel	2012	Hancock County, MS (near New Orleans)
Bronco Billy’s Casino and Hotel	2016	Cripple Creek, CO (near Colorado Springs)
Rising Star Casino Resort	2011	Rising Sun, IN (near Cincinnati)
Stockman’s Casino	2007	Fallon, NV (one hour east of Reno)
Grand Lodge Casino (leased and part of the Hyatt Regency Lake Tahoe Resort, Spa and Casino)	2011	Incline Village, NV (North Shore of Lake Tahoe)

The casino resort industry is highly regulated, and each of our casinos is subject to extensive regulation under the laws, rules and regulations of the jurisdiction in which it is located.  In many jurisdictions, gaming laws can require any of our stockholders to file an application, be investigated and qualify or have his, her or its suitability determined by gaming authorities. Gaming authorities have very broad discretion in determining whether an applicant should be deemed suitable.  In addition, our certificate of incorporation imposes certain obligations on holders of our common stock relating to compliance with gaming laws and findings of the gaming authorities and empowers the Company to redeem shares of common stock under certain limited circumstances. For additional information, see “Description of Governmental Gaming Regulations” in Exhibit 99.1 of our Annual Report on Form 10-K for the year ended December 31, 2019.

For each of the past four fiscal years, we have experienced losses from operating our business. As of September 30, 2020, we had an accumulated deficit (unaudited) of approximately $10.1 million. For the year ended December 31, 2019, we had a net loss of approximately $5.8 million, and for the nine months ended September 30, 2020, we had net loss (unaudited) of approximately $3.4 million. While we have generated cash flow from operations, we have invested in our properties and potential growth projects. If we are unable to operate on a cash flow breakeven basis in the future, we may need to raise additional capital in order to sustain our operations, defer capital expenditures or investments in growth projects, or sell certain assets. In addition, as of September 30, 2020, we had an aggregate of approximately $112.7 million of outstanding debt (unaudited), consisting of $107.1 million of senior secured notes and $5.6 million of unsecured notes related to the CARES Act. We also have $3.9 million outstanding related to a finance lease related to an auxiliary hotel at Rising Star Casino Resort. Please see “Risk Factors.”

We were incorporated in Delaware on January 5, 1987. Our principal executive offices are located at Full House Resorts, Inc., One Summerlin, 1980 Festival Plaza Drive, Suite 680, Las Vegas, Nevada 89135, and our telephone number is (702) 221-7800. Our website address is www.fullhouseresorts.com. We have included our website as a textual reference only. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

For additional information regarding our business, financial condition, results of operations, and other important information regarding our company, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in Item 1A in our most recent annual report on Form 10-K and in each subsequently filed quarterly report on Form 10-Q, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future. See “Where You Can Find More Information” and “Incorporation by Reference.” The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations and financial condition. If any of these risks actually occurs, our business, results of operations and financial condition could be materially and adversely affected, which could cause the trading price of our securities to decline, and you could lose all or a part of your investment in our securities.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) for which the Private Securities Litigation Reform Act of 1995 provides a safe harbor. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and intentions and are not historical facts and typically are identified by use of terms such as “believes,” “expects,” “anticipates,” “estimates,” “plans,” “intends,” “objectives,” “goals,” “aims,” “projects,” “forecasts,” “possible,” “seeks,” “may,” “could,” “should,” “might,” “likely,” “enable,” or similar words or expressions, as well as statements containing phrases such as “in our view,” “we cannot assure you,” “although no assurance can be given,” or “there is no way to anticipate with certainty.” Among others, this prospectus, including the documents incorporated herein by reference, contains forward-looking statements relating to:

●	our plans, beliefs or expectations regarding our growth strategies;
●	the impact of the coronavirus (COVID-19) pandemic and our expectations regarding the future performance of our casinos and the potential for additional measures (including additional shutdowns of our casinos) that state government authorities may enact to control the spread of the pandemic;
●	our development and expansion plans, including a planned expansion of Bronco Billy’s, our budget and ability to obtain financing for such expansion and the timing for commencement (or recommencement in the case of the parking garage) or completion of such expansion;
●	our investments in capital improvements and other projects, including the amounts of such investments, the timing of commencement or completion of such capital improvements and projects and the resulting impact on our financial results;

●	our sports wagering agreements, including expected revenues and expenses, duration of terms and expected timing for launch, in the case of the remaining online sports betting agreements yet to launch in Indiana and Colorado;
●	the Waukegan proposal;
●	management’s expectation to exercise its buyout option on the Silver Slipper Casino and Hotel;
●	adequacy of our financial resources to fund operating requirements and planned capital expenditures and to meet our debt and contractual obligations;
●	expected sources of revenue;
●	expectations for cash interest expense;
●	anticipated sources of funds;
●	anticipated legislative pursuits;
●	the operation of our ferry boat service at Rising Star Casino Resort;
●	belief that Bronco Billy’s is amongst the largest of the seven gaming facilities operating in Cripple Creek;
●	beliefs in connection with our marketing efforts;
●	factors that affect the financial performance of our properties;
●	adequacy of our insurance;
●	competitive outlook;
●	outcome of legal matters;
●	impact of recently issued accounting standards; and
●	estimates regarding certain accounting and tax matters, among others.

These statements are only our predictions and are based on our current expectations, assumptions and estimates about us and our industry. Forward-looking statements involve risks and uncertainties, and our actual results could differ materially from those contained in forward-looking statements for many reasons, including the risks and uncertainties referred to under the caption “Risk Factors” below and appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. If any of the risks or uncertainties referred to under the caption “Risk Factors” below and appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express or imply by any of our forward-looking statements. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable laws, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan and assume no obligation to publicly update or revise any forward-looking statements contained herein after the date of this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sales of the securities registered hereby for general corporate purposes, including, among other things, working capital, financing of possible acquisitions or business expansion, and refinancing or repayment of existing debt obligations.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.  We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;
●	debt securities;
●	warrants to purchase common stock or debt securities;
●	rights to purchase common stock or other securities offered hereby;
●	purchase contracts; or
●	units comprised of securities offered hereby in any combination.

In this prospectus, we refer to the common stock, debt securities, warrants, rights, purchase contracts and units collectively as “securities.” The total dollar amount of all securities that we may issue will not exceed $125,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following describes the material rights of our common stock, provisions of our amended and restated certificate of incorporation, as amended, referred to as our “certificate of incorporation,” and our amended and restated by-laws, referred to as our “by-laws,” and certain provisions of applicable Delaware law. The following is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of our certificate of incorporation, by-laws, any amendment to our certificate of incorporation, and such applicable provisions of Delaware law. Our certificate of incorporation and by-laws are incorporated by reference in this prospectus. Please see the section titled “Where You Can Find More Information.”

General

Under our certificate of incorporation, we have authority to issue 100,000,000 shares of common stock, par value $0.0001 per share.  As of December 28, 2020, there were 27,124,292 shares of common stock issued and outstanding.  All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable.  Accordingly, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not be later required to pay us any additional money for such common stock.

In addition, as of December 28, 2020:

●	there were outstanding warrants to purchase an aggregate of up to 1,006,568 shares of our common stock at an exercise price of $1.67 per share. The warrants also provide for redemption rights, preemptive rights under certain circumstances to maintain the warrant holders’ combined 5% beneficial ownership interest in the Company, piggyback registration rights and mandatory registration rights;
●	there were an aggregate of 3,183,708 shares of our common stock subject to outstanding stock options at a weighted average exercise price of $1.71 per share;
●	102,002 shares of our common stock were reserved for future issuances under our stock option plans and other equity compensation arrangements.

Under our certificate of incorporation, we also have authority to issue 5,000,000 shares of preferred stock, par value $0.0001 per share.  We do not have any shares of preferred stock outstanding as of the date of this prospectus. Prior to the issuance of any shares of our preferred stock, an amendment to our certificate of incorporation must be adopted by our board of directors and approved by our stockholders to designate one or more series of such preferred stock and to fix, for each series, the designations, powers and preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof, as are permitted by Delaware law.  Our certificate of incorporation does not include a “blank check” provision that would otherwise authorize our board of directors to issue preferred stock in any number or series and to determine the rights of each series without needing additional stockholder approval.

Dividends

The holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.  In the event we are dissolved and our affairs are wound up, after we pay or make adequate provision for all of our debts and liabilities in accordance with applicable law, each holder of common stock will receive dividends pro rata out of assets that we can legally use to pay distributions.

Voting Rights

Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise provided by Delaware law or as provided with respect to any other class or series of stock, as discussed in more detail below.  Holders of common stock are entitled to one vote per share.  There is no cumulative voting in the election of our directors, which means that an affirmative vote of a majority of the votes cast at a meeting of stockholders at which a quorum is present and entitled to vote thereon is sufficient to elect a director.

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference or appraisal rights, except for any appraisal rights provided by Delaware law.  Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or rights to subscribe for any of our securities, except that our certificate of incorporation imposes certain obligations on holders of our common stock relating to compliance with the gaming authorities and empowers the Company to redeem shares of common stock under certain limited circumstances. For additional information, see “Description of Governmental Gaming Regulations” in Exhibit 99.1 of our Annual Report on Form 10-K for the year ended December 31, 2019.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “FLL.” Other than for our common stock, there currently is no market for the other securities we may offer.

DESCRIPTION OF DEBT SECURITIES

The following describes the material terms and provisions of the debt securities to which any applicable prospectus supplement may relate. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. In this description of the debt securities, the words “the Company,” “we,” “us” or “our” refer only to Full House Resorts, Inc. and not to any subsidiary.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations. Because we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

The debt securities will be issued under an indenture between us and a trustee that we will select, and the form of the indenture, referred to as the indenture, has been filed as an exhibit to the registration statement of which this prospectus forms part. The following description summarizes the material provisions of the indenture and the debt securities and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the indenture, including the definitions of specified terms used in the indenture and the debt securities. Wherever we refer to particular articles, sections or defined terms of the indenture, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

We can issue an amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);
●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;
●	the date or dates on which the principal of the securities of the series is payable;
●	the interest rate, if any, and the method for calculating the interest rate;
●	the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;
●	the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
●	any mandatory or optional redemption terms;
●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, the periods and prices at which we must redeem or purchase such securities, and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
●	the dates, if any, on which, and the price or prices at which, we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;
●	the denominations in which the debt securities will be issued;
●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
●	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
●	the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;
●	if payments of principal of, or any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;
●	the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
●	any provisions relating to any security provided for the debt securities;
●	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;
●	the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and
●	any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Redemption and Repayment

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities. If there are any provisions regarding redemption or repayment applicable to the debt securities that we offer, we will describe them in the applicable prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may be held, resold or canceled at our or their discretion.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”), as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Certain Covenants

Reports. We will deliver to the trustee, within 15 days after we are required to file same with the SEC, copies of our annual reports and the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act of 1939, as amended (the “TIA”).

Additional Covenants. We will set forth in the applicable prospectus supplement any additional covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, pursuant to the terms of the indenture, we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our assets to any person (a “successor person”) unless:

●	We are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
●	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

●	we fail to pay any interest upon any debt security of that series when it becomes due and payable, and continue to not pay for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	we fail to pay principal of any security of that series at its maturity;
●	we fail to comply with any other covenant in the debt securities or the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;
●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries; and
●	any other event of default provided with respect to a series of debt securities or subsidiaries that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;
●	such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request;
●	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and
●	no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

These limitations do not apply, however, to a suit instituted for payment or redemption on debt securities of any series on or after the due dates expressed in the debt securities.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

●	to add guarantees with respect to debt securities of a series or secure debt securities of a series;
●	to surrender any of our rights or powers under the indenture;
●	to add covenants or events of default for the benefit of the holders of any series of debt securities;
●	to comply with the applicable procedures of the applicable depositary;
●	to cure any ambiguity, defect or inconsistency;
●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
●	to provide for uncertificated securities in addition to or in place of certificated securities;
●	to make any change that does not materially adversely affect the rights of any holder of debt securities;
●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA; and
●	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
●	reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
●	reduce the principal amount of discount securities payable upon acceleration of maturity;
●	waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
●	make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;
●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;
●	make any change to certain provisions of the indenture relating to waivers or amendments; or
●	waive a redemption payment with respect to any debt security, unless such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Satisfaction and Discharge; Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Satisfaction and Discharge. We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we irrevocably deposit with the trustee enough cash to pay all principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the TIA limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the TIA, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF WARRANTS

The following describes the terms of warrants that we may offer from time to time in one or more series. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants. The following description of the warrants and any description of the warrants in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file with the SEC at or prior to the time of the sale of the warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review the terms of a particular series of warrants. You can obtain copies of any form of warrant agreement or other agreement pursuant to which the warrants are issued by following the directions described under the caption “Where You Can Find More Information.”

We may issue warrants for the purchase of common stock, debt securities or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement, and warrants may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. In addition, each series of warrants issued, if any, will be evidenced by a warrant certificate(s) issued under the applicable warrant agreement. Forms of warrant certificates and warrant agreements containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;
●	the currencies in which the warrants are being offered;
●	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;
●	the designation and terms of any series of debt securities with which the warrants are being offered, including whether such debt securities are guaranteed, and the number of warrants offered with each such debt security;
●	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;
●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;
●	federal income tax consequences of holding or exercising the warrants; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of shares of common stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;
●	the total number of shares of common stock that can be purchased if a holder of the warrants exercises them;
●	the number of warrants being offered with each share of common stock;
●	the number of shares of common stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;
●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
●	the date on which the right to exercise the warrants begins and the date on which that right expires;
●	federal income tax consequences of holding or exercising the warrants; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the respective underlying securities purchasable upon exercise of the warrants.

DESCRIPTION OF RIGHTS

The following description summarizes only the general features of the rights that we may offer from time to time under this prospectus. The specific terms of a series of rights will be described in the applicable prospectus supplement relating to that series of rights along with any general provisions applicable to that series of rights. We may issue rights to our shareholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The following description of the rights and any description of the rights in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying rights agreement, which we will file with the SEC at or prior to the time of the sale of the rights. You should refer to, and read this summary together with, the rights agreement and the applicable prospectus supplement to review the terms of a particular series of rights. You can obtain copies of any form of rights agreement or other agreement pursuant to which the rights are issued by following the directions described under the caption “Where You Can Find More Information.” The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;
●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;
●	the number of rights issued to each shareholder and the number of rights outstanding, if any;
●	the extent to which the rights are transferable;
●	the date on which the right to exercise the rights will commence and the date on which the right will expire;
●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;
●	anti-dilution provisions of the rights, if any; and
●	any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than existing stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer from time to time under this prospectus. The specific terms of particular purchase contracts will be described in the applicable prospectus supplement relating to that particular series of purchase contracts along with any general provisions applicable to such purchase contracts. The following description of the purchase contracts and any description of the purchase contracts in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the actual form of purchase contract, which we will file with the SEC at or prior to the time of the sale of the purchase contracts. You should refer to, and read this summary together with the applicable purchase contract and the applicable prospectus supplement to review the terms of a particular series of purchase contracts. You can obtain copies of any form of purchase contract by following the directions described under the caption “Where You Can Find More Information.”

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, the material terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

●	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);
●	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;
●	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

●	any provisions relating to any security provided for the purchase contracts;
●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
●	whether the purchase contracts are to be prepaid or not;
●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
●	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;
●	whether the purchase contracts will be issued in fully registered or global form; and
●	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, each unit will entitle the holder thereof to the rights and obligations of a holder of each security included in such unit. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we offer units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	whether the units will be issued in fully registered or global form.

CERTAIN ANTI-TAKEOVER AND INDEMNIFICATION PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS AND DELAWARE LAW

The following is a summary of certain anti-takeover and indemnification provisions of Delaware law and our certificate of incorporation and by-laws which affect us and our stockholders. The description below is intended as only a summary. You can access complete information by referring to General Corporation Law of the State of Delaware (the “Delaware

General Corporation Law”) and our certificate of incorporation and by-laws, and the following summary is qualified in its entirety by reference to such documents and the applicable provisions of the Delaware General Corporation Law.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law.  In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner.  A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions resulting in a financial benefit to the interested stockholder.  An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock.  Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or
●	at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are generally available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.  We have included such a provision in our certificate of incorporation which reads as follows:

“No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.”

Section 145 of the Delaware General Corporation Law provides, generally, that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses incurred and, in certain cases, amounts paid, in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such person is fairly and reasonably entitled to indemnification under the circumstances. Our by-laws provide that the Company shall indemnify and advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to Delaware state law, as well as the foregoing provisions of our certificate of incorporation and bylaws, we have been informed that in the opinion of the SEC, such indemnification as it relates to federal securities laws is against public policy and, therefore, unenforceable.  Further, insofar as limitations may be so permitted pursuant to Delaware state law, as well as the foregoing provisions of our certificate of incorporation and bylaws, such limitation of liabilities does not apply to any liabilities arising under federal securities laws.

We have purchased directors’ and officers’ liability insurance which would indemnify our directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

In addition certain directors and officers have been granted contractual indemnification rights, pursuant to which they will be entitled to indemnification from us under certain circumstances.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices (including in “at-the-market” offerings in accordance with Rule 415(a)(4));
●	at negotiated prices; or
●	through a rights offering, forward contracts or similar arrangements.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities offered under this prospectus may or may not be listed on a national securities exchange. The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market, unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Greenberg Traurig, LLP, or such other counsel identified in any applicable prospectus supplement. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Full House Resorts, Inc. and Subsidiaries as of and for the year ended December 31, 2018, as included in the Annual Report on Form 10-K of Full House Resorts, Inc. for the year ended December 31, 2019, have been incorporated by reference in this Registration Statement on Form S-3 in reliance upon the report of Piercy Bowler Taylor & Kern, independent registered public accounting firm, as experts in accounting and auditing.

The financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its Public Reference Room and by the other methods discussed below.

We are required to comply with the reporting requirements of the Exchange Act, and, in accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC’s toll-free number at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov and can be found by searching the EDGAR archives on the website. Our common stock is listed on the NASDAQ Capital Market under the symbol FLL, and you can read and inspect our SEC filings at the offices of NASDAQ at One Liberty Plaza, 165 Broadway, New York, New York, 10006. Our SEC filings may also be accessed on our website at www.fullhouseresorts.com under the heading “Investors.” Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or the registration statement of which this prospectus forms a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and is deemed to be part of this prospectus except for any information superseded by this prospectus or any other document incorporated by reference into this prospectus. Any statement, including financial statements, contained in future filings, shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this prospectus or in any other later incorporated document modifies or supersedes that statement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and any such future filings after the date of this prospectus and before the date that the offerings of the securities by means of this prospectus are terminated (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement for the 2020 Annual Meeting of Stockholders;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 13, 2020;
●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the SEC on August 13, 2020;
●	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the SEC on November 9, 2020;
●	our Current Reports (other than any portion thereof furnished or deemed furnished) on Form 8-K filed on March 17, 2020, March 18, 2020, April 17, 2020, April 17, 2020, April 24, 2020, April 29, 2020, May 27, 2020, June 12, 2020, July 2, 2020, and December 4, 2020 (as amended on December 9, 2020); and
●	the description of our common stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A filed under the Exchange Act on February 12, 2013, and any amendment or report filed for the purpose of updating such description.

Any statement contained in the filings (or portions of filings) incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any filing by us with the SEC prior to the completion of this offering modifies, conflicts with or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Full House Resorts, Inc.

One Summerlin

1980 Festival Plaza Drive, Suite 680

Las Vegas, Nevada 89135

Telephone: (702) 221-7800

Attention: Investor Relations

6,015,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Craig-Hallum

Co-Managers

Macquarie CapitalRoth Capital PartnersUnion Gaming

The date of this prospectus supplement is March 25, 2021